CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Forms S-8 (No.  33-99960,  No.  33-86019,  No.  33-45147  and No.
33-45145) of Allied Healthcare Products, Inc. of our report dated August 21, 1996, except as to Note 14, which is as of September 20, 1996 appearing on page 28 of the Annual Report to Shareholders of Allied Healthcare Products, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.



PRICE WATERHOUSE LLP


St. Louis, Missouri
September 26, 1996